UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 13, 2018)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 98001
(Address of principal executive offices)

(212) 521-4052
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 3, 2017, 1847 Neese, Inc. (“1847 Neese”) a subsidiary of 1847 Holdings LLC (the “Company”), and Neese, Inc., an Iowa corporation (“Neese” and together with 1847 Neese, the “Lessee”) entered into a capital lease transaction with Utica Leaseco, LLC (the “Lessor”), pursuant to which, the Lessor loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. The term of the master lease agreement (collectively with all riders and equipment schedules and other documentation executed in connection with the capital lease transaction, and as amended by the first amendment dated June 14, 2017, the “Master Lease Agreement”) was for 57 months. Under the Master Lease Agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,321.63 for the remaining forty-seven (47) months. As previously reported, on October 31, 2017, the Lessee and the Lessor entered into a second equipment schedule to the Master Lease Agreement, pursuant to which the Lessor loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

As previously reported, on April 18, 2018, the Lessor, 1847 Neese, Neese, and Ellery W. Roberts, as guarantor under the Master Lease Agreement, entered into a forbearance agreement (the “Forbearance Agreement”), relating to the non-payment of certain rent payments due under the Master Lease Agreement for the months of March 2018 and April 2018. Pursuant to the forbearance agreement, Lessor shall forbear from demanding payment in full and exercising its remedies under the Master Lease Agreement until June 3, 2018 and Lessee shall, among other things, (i) make the payments set forth in the forbearance agreement on or before the dates specified therein, totaling $173,375.76, (ii) be current on all rent due under Schedule 1 of the Master Lease Agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the Master Lease Agreement by May 30, 2018.

On June 13, 2018, Neese entered into a Business Loan Agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% (the “Promissory Note”). Pursuant to the terms of the Promissory Note, Neese will make semi-annual payments of $235,000 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date, provided however that Neese will pay the Promissory Note in full immediately upon demand by Home State Bank.

The Business Loan Agreement contains customary representations and warranties. Pursuant to the terms of the Business Loan Agreement and the Promissory Note, an "Event of Default" includes: (i) Neese fails to make any payment when due under the Promissory Note; (ii) Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the Promissory Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the Promissory Note or perform Neese’s obligations under the Promissory Note or any of the related documents; (iv) Any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the Promissory Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; (v) the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any Collateral securing the loan; and (vii) a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the Promissory Note is impaired. If any Event of Default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an Event of Default, the interest rate on the Promissory Note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

The Company and Neese have used the proceeds of the loan to reduce the balance on the Master Lease Agreement to $475,000, which will be paid with 51 monthly payments of $12,743. As a result, the parties to the Forbearance Agreement agree that the Forbearance Agreement is terminated and is no longer in effect.

The foregoing summary of the terms and conditions of the Business Loan Agreement, the Promissory Note, and the Commercial Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibit 10.1, 10,2 and 10.3, which are incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Promissory Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Business Loan Forbearance Agreement, dated June 13, 2018, between Neese Inc. and Home State Bank

10.2	Promissory Note, dated June 13, 2018, issued by Neese Inc. in favor of Home State Bank in the principal amount of $3,654,074

10.3	Commercial Security Agreement, dated June 13, 2018 between Neese Inc. and Home State Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: June 15, 2018	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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